As filed with the Securities and Exchange Commission on August 7, 2002
Registration No. 333-58734

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

EXTREME NETWORKS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0430270
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

3585 Monroe Street
Santa Clara, California 95051
(408) 579-2800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

GORDON L. STITT
Chief Executive Officer
EXTREME NETWORKS, INC.
3585 Monroe Street
Santa Clara, California 95051
(408) 579-2800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
J. Howard Clowes, Esq.
David A. Hubb, Esq.
GRAY CARY WARE & FREIDENRICH LLP
400 Hamilton Avenue
Palo Alto, California 94301-1825
(650) 833-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box:     ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐

If this Form is a post-effective Act amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☒ Registration Statement File No. 333-58734.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-58734, is being filed with the Securities and Exchange Commission for the sole purpose of de-registering the shares not sold under this Registration Statement. Approximately 758,904 shares have been sold under this Registration Statement to date. Extreme Networks, Inc. hereby de-registers 598,415 shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized in the City of Santa Clara, State of California on August 7, 2002.

EXTREME NETWORKS, INC.

By:	/S/ GORDON L. STITT
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/S/ GORDON L. STITT Gordon L. Stitt	Chairman of the Board, President and Chief Executive Officer	August 7, 2002

/S/ HAROLD L. COVERT Harold L. Covert	Vice President, Finance, Chief Financial Officer and Secretary	August 7, 2002

* Charles Carnalli	Director	August 7, 2002

* Promod Haque	Director	August 7, 2002

* Lawrence K. Orr	Director	August 7, 2002

* Peter Wolken	Director	August 7, 2002

/S/ KEN LEVY Ken Levy	Director	August 7, 2002

*BY: /S/ GORDON L. STITT Gordon L. Stitt Attorney-In-Fact	Attorney-in-Fact